Exhibit 99.(2)

POWER OF ATTORNEY

The undersigned, Kistefos AS, the principal business address of which is Stranden 1, N-0250 Oslo, Norway, and Christen Sveaas, the Chairman and Sole Owner of Kistefos AS, do hereby appoint Frode Jensen, Esq. or Neal Beaton, Esq., c/o Holland & Knight LLP, 195 Broadway,  24 th  Floor, New York, NY, 10007, as attorney-in-fact, to execute and cause to be filed or delivered, as required by Sections 13(d), 13(g) and 16(a) of the Securities Exchange Act of 1934, any number, as appropriate, of originals and copies of the Securities and Exchange Commission Schedule 13D or 13G, as the case may be, and Forms 3, 4 or 5, as the case may be, any amendments thereto, in respect of the shares of Trico Marine Services, Inc. common stock, par value $.01 per share, owned by the undersigned and generally to take such other actions and perform such other things necessary to effectuate the foregoing as fully in all respects as it could do if the undersigned were personally present.

Signed as of the 7th day of October 2005.

KISTEFOS AS

By:	/s/ Christen Sveaas
Name: Christen Sveaas
Title: Chairman

CHRISTEN SVEAAS

/s/ Christen Sveaas
Sole Owner of Kistefos AS